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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                       DURABLE HOMES, INC., a Nevada Corporation
                       PETERS RANCHLAND, INC., a Delaware Corporation
                       J.M. PETERS NEVADA, INC., a Delaware Corporation
                       NEWPORT DESIGN CENTER, INC., a California Corporation
                       BAY HILL ESCROW, INC., a California Corporation
                       CAPITAL PACIFIC COMMUNITIES, INC., a Delaware Corporation CAPITAL PACIFIC MORTGAGE, INC. a Delaware Corporation